ASSIGNMENT OF LEASE

THIS AGREEMENT dated for reference the 29th day of April, 2005.

BETWEEN:

GOLD RANGE COMPANY, LLC.,
a Nevada limited liability company.
(the “Lessee”)

OF THE FIRST PART

AND:

GENERAL GOLD CORPORATION
a Nevada corporation.
(the “Assignee”)

OF THE SECOND PART

WHEREAS:

A.                     Pursuant to a lease in substantially the form attached hereto as Schedule “A” (the “Lease”) to be entered into between the Lessee and Independence Gold-Silver Mines Inc. (the “Lessor”), the Lessor shall lease to the Lessee certain unpatented mining claims (the “Leased Claims”) located in the Battle Mountain District, Lander County, State of Nevada, as more particularly described in the Lease;

B.                     The Lessee has requested the Lessor to consent to the assignment of the Lease of the Leased Claims to the Assignee;

C.                     Pursuant to the terms of the Lease the Lessor must agree to the assignment of the Lease by the Lessee to the Assignee; and

D.                     The Lessee and the Assignee entered into a Letter of Intent dated November 14, 2004, as amended December 31, 2004, regarding the Leased Claims which is hereby replaced and superceded by this Assignment.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.                      In this Agreement, the expression “Lessee’s Covenants” means all obligations of the Lessee as set out in the Lease or established by law arising during the term of the Lease or any renewal thereof and, without limiting the generality of the foregoing, includes the obligation to pay rent and all other payments to the Lessor, now owing or to become due in future and whether characterized as rent or not, and all other obligations of the Lessee whether constituting conditions, covenants, provisos, representations, undertakings or warranties.

2.                      The Lessee hereby assigns to the Assignee and the Assignee hereby takes by assignment all of the interest of the Lessee as lessee under the Lease.

3.                      The consent herein contained is restricted to the assignment of the Lessee to the Assignee set forth in this Agreement and the prohibition contained in the Lease against assignment or subletting by the Lessee will otherwise remain in full force and effect and this consent will not be deemed to be a consent to, nor waiver of the requirement for the Lessor’s consent to, any further or other assignment of the Lease or any part thereof or subletting of the Leased Claims or any part thereof.

4.                      The purchase price payable by the Assignee to the Lessee in consideration for this Assignment shall be as follows:

(a)

$75,000 cash: $25,000 paid upon execution of this Assignment Agreement, an additional $25,000 cash when the definitive Lease is entered into between the Lessor and the Lessee, and a final $25,000 cash within 30 days of the lease recordation date;

(b)	2,500,000 restricted common shares of the Assignee issued with the final cash payment above; and
(c)	a 1% Net Smelter Return (“NSR”) Royalty payable to the Lessee in addition to other underlying NSR requirements.
5.	The Lessee hereby covenants and agrees with the Assignee as follows:
(a)

the definitive Lease shall be entered into, and the Lessor’s consent to this Assignment shall be obtained, not more than 30 days from the date hereof, and the Lessee shall repay to the Assignee the initial $25,000 payment if the Lease is not so entered into and/or the Lessor’s consent to this Assignment not obtained; and

(b)

in order to receive shares of the Assignee, the Lessee represents that it is an “accredited investor” as the term is defined in Rule 502, Regulation D, promulgated under the United States Securities Act of 1933.

6.	The Assignee hereby covenants and agrees with the Lessee as follows:
(a)	to perform all of the Lessee’s Covenants as if the Assignee were named the lessee in the Lease and the Assignee hereby acknowledges receipt of a copy of the Lease; and

(b)	that the Assignee will not assign the Lease or any part thereof or sublet or part with possession of the Leased Claims or any part thereof except in accordance with the terms of the Lease.

7.                      The Lessee represents to the Assignee that the Lessee is not in default under the Lease.

8.	This Agreement will be deemed to be effective as of April 29, 2005.

9.                      This Agreement will enure to the benefit of, and be binding upon, the Assignee and the Lessee and their respective successors and assigns and the Assignee and its successors and permitted assigns under the Lease.

IN WITNESS WHEREOF the Lessee and the Assignee have all executed this Agreement as of the day and year first above written.

GOLD RANGE COMPANY, LLC.

Per:

/s/ Robert Carrington____________________

Authorized Signatory

GENERAL GOLD CORPORATION

Per:

/s/ William Whittle______________________

Authorized Signatory